Exhibit 99.1

Passage Bio Out-licenses Three Pediatric Gene Therapy Programs to GEMMA Biotherapeutics and Enters New Research Collaboration

Granted exclusive, worldwide rights for the development and commercialization of PBGM01 for GM1 gangliosidosis, PBKR03 for Krabbe disease, and PBML04 for metachromatic leukodystrophy to GEMMA Biotherapeutics, a new company co-founded by Dr. James M. Wilson

Entered new strategic research and collaboration agreement with GEMMA Biotherapeutics to advance genetic medicines for CNS indications, including Huntington’s disease

Transaction expected to extend operating cash runway to the end of Q2 2026

PHILADELPHIA – August 1, 2024 – Passage Bio, Inc. (NASDAQ: PASG), a clinical-stage genetic medicines company focused on improving the lives of patients with neurodegenerative diseases, today announced that it has entered into a series of agreements to out-license its three clinical-stage pediatric lysosomal storage disease programs to GEMMA Biotherapeutics, Inc. (GEMMABio), a newly formed company co-founded by James M. Wilson, M.D., Ph.D. Through the transaction, the company granted GEMMABio exclusive, worldwide rights for the development and commercialization of PBGM01 for the treatment of GM1 gangliosidosis, PBKR03 for the treatment of Krabbe disease, and PBML04 for the treatment of metachromatic leukodystrophy.

Under the terms of the out-license agreements, the company will receive initial payments of $10 million for the purchase of clinical product supply and up to an additional $10 million contingent on completion of certain GEMMABio business milestones. The company is also eligible to receive up to an additional $114 million in development and commercial milestones as well as future royalties in exchange for sublicenses to relevant intellectual property and the transfer of clinical trial materials and product supply related to the licensed programs. GEMMABio will assume all remaining financial obligations owed to the University of Pennsylvania for the licensed programs. Passage Bio will also provide certain services in support of the transition of the programs to GEMMABio at cost pursuant to a transition services agreement.

"We are excited to have out-licensed our pediatric lysosomal storage disease programs to a company deeply committed to advancing these promising therapies for underserved patient communities,” said Will Chou, M.D., president and chief executive officer of Passage Bio. “This transaction is a key initiative in fulfilling our strategy to focus on advancing our lead asset, PBFT02, in multiple adult neurodegenerative diseases while continuing our preclinical research in high potential CNS indications. We have further extended our cash runway, providing us critical time and resources to continue to generate meaningful clinical data for PBFT02 and explore its potential in additional patient populations.”

Additionally, the company entered a new strategic research, collaboration, and license agreement with GEMMA Biotherapeutics. Under this agreement, GEMMABio will undertake specific preclinical and IND-enabling activities for the company’s research program including for Huntington’s disease, which was previously managed by the University of Pennsylvania’s Gene Therapy Program. Furthermore, GEMMABio will provide Passage Bio with options to initiate new research programs in four novel central nervous system (CNS) indications.

"By establishing GEMMA Biotherapeutics, we are able to further development of promising genetic medicines for rare patient populations, and we are thrilled to advance the three therapies from Passage Bio, each of which targets a devastating pediatric disease,” said James M. Wilson, M.D., Ph.D. “We also look forward to continuing our research and collaboration efforts with Passage Bio, which will leverage our combined expertise to explore new frontiers in CNS research. Together, we are poised to make a profound impact on the lives of patients around the world.”

In connection with the agreements with GEMMABio, Passage Bio amended its strategic collaboration with the University of Pennsylvania’s Gene Therapy Program to discontinue its preclinical research programs, terminate its remaining options to future CNS research programs, and terminate its funding of the discovery research program, effective July 31, 2024.

Overall, the net impact of the transaction is expected to extend the company’s operating cash runway to the end of Q2 2026.

About Passage Bio

Passage Bio (Nasdaq: PASG) is a clinical stage genetic medicines company on a mission to improve the lives of patients with neurodegenerative diseases. Our primary focus is the development and advancement of cutting-edge, one-time therapies designed to target the underlying pathology of these conditions. Passage Bio’s lead product candidate, PBFT02, seeks to treat neurodegenerative conditions, including frontotemporal dementia, by elevating progranulin levels to restore lysosomal function and slow disease progression.

To learn more about Passage Bio and our steadfast commitment to protecting patients and families against loss in neurodegenerative conditions, please visit: www.passagebio.com.

About GEMMA Biotherapeutics

GEMMA Biotherapeutics (“GEMMABio”), a new therapeutics company, will serve as a research and innovation company to speed the research of and global access to life-changing advanced therapies for those living with rare diseases.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of, and made pursuant to the safe harbor provisions of, the Private Securities Litigation Reform Act of 1995, including, but not limited to: our expectations about timing and execution of anticipated milestones, including the receipt of future payments under the GEMMABio agreements; our expectations about GEMMABio’s ability to execute key initiatives; our expectations about cash runway; and the ability of our product candidates to treat their respective target CNS disorders. These forward-looking statements may be accompanied by such words as “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “plan,” “potential,” “possible,” “will,” “would,” and other words and terms of similar meaning. These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements, including: our ability to develop and obtain regulatory approval for our product candidates; the timing and results of preclinical studies and clinical trials; risks associated with clinical trials, including our ability to adequately manage clinical activities, unexpected concerns that may arise from additional data or analysis obtained during clinical trials, regulatory authorities may require additional information or further studies, or may fail to approve or may delay approval of our drug candidates; the occurrence of adverse safety events; the risk that positive results in a preclinical study or clinical trial may not be replicated in subsequent trials or success in early stage clinical trials may not be predictive of results in later stage clinical trials; failure to protect and enforce our intellectual property, and other proprietary rights; our dependence on collaborators and other third parties for the development and manufacture of product candidates and other aspects of our business, which are outside of our full control; risks associated with current and potential delays, work stoppages, or supply chain disruptions; and the other risks and uncertainties that are described in the Risk Factors section in documents the company files from time to time with the Securities and Exchange Commission (SEC), and other reports as filed with the SEC. Passage Bio undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

For further information, please contact:

Passage Investors:

Stuart Henderson

Passage Bio

267.866.0114

shenderson@passagebio.com

Passage Bio Media:
Mike Beyer
Sam Brown Inc. Healthcare Communications
312.961.2502
mikebeyer@sambrown.com

GEMMA Biotherapeutics:

Kristen Love

klove@briancom.com